EXHIBIT 10.1 LEASE between GPC ADAMS LLC, a Michigan limited liability company as Landlord and CHEMICAL BANK, a Michigan banking corporation as Tenant Dated May 31, 2019

**TABLE OF CONTENTS**

| | | Page |
|---|---|---|
| 1. | DEFINITIONS, CONSENTS AND CALCULATIONS: | 1 |
| | 1.1 Definitions | 1 |
| | 1.2 Consents | 5 |
| | 1.3 Rentable Square Foot Calculations | 5 |
| 2. | DEMISE OF PREMISES; QUIET ENJOYMENT; BUILDING 2: | 6 |
| 3. | USE: | 7 |
| 4. | TERM: | 8 |
| 5. | RENTAL: | 9 |
| 6. | TAXES: | 10 |
| 7. | NET LEASE; NON-TERMINABILITY: | 11 |
| 8. | SERVICES: | 12 |
| 9. | REPAIRS AND MAINTENANCE: | 13 |
| 10. | DESTRUCTION OF OR DAMAGE TO PREMISES: | 13 |
| 11. | INSURANCE, HOLD HARMLESS AND INDEMNIFICATION: | 15 |
| | 11.1 Release and Indemnification | 15 |
| | 11.2 Insurance | 17 |
| 12. | COMPLIANCE WITH LAWS, COVENANTS: | 19 |
| 13. | CONDEMNATION: | 21 |
| | 13.1 Condemnation | 21 |
| | 13.2 Temporary Taking | 21 |
| 14. | DEFAULT: | 22 |
| 15. | RESULTS OF DEFAULT: | 23 |
| | 15.1 Remedies | 23 |
| | 15.2 Cure by Landlord | 25 |
| 16. | SUBORDINATION AND TITLE: | 25 |
| | 16.1 Nondisturbance and Notice | 25 |
| | 16.2 Tenant’s Consent to Assignment for Indebtedness | 26 |
| 17. | LANDLORD’S RIGHT OF ENTRY; PARKING; SIGNAGE; ROOF RIGHTS: | 28 |
| 18. | NOTICES: | 29 |
| 19. | ESTOPPEL CERTIFICATES; FINANCIAL DATA: | 30 |
| 20. | LIENS: | 31 |
| 21. | END OF TERM: | 32 |

-i-

TABLE OF CONTENTS
(continued)

		Page
	21.1 Surrender	32
	21.2 Return of Premises	33
22.	ALTERATIONS:	33
23.	NOTICE OF LEASE:	35
24.	SUBLETTING/ASSIGNMENT:	36
	24.1 Rights and Obligations of Tenant	36
	24.2 Assignment of Rents	37
25.	HAZARDOUS MATERIAL:	37
26.	PERMITTED CONTESTS:	39
27.	INTENTIONALLY DELETED.	40
28.	MISCELLANEOUS PROVISIONS:	40

-ii-

EXHIBITS A FIXED RENT A-1 FIXED RENT SCHEDULE B DESCRIPTION OF THE LAND C FORM OF MEMORANDUM OF LEASE D EXISTING PERMITTED ENCUMBRANCES -iii-

THIS LEASE, made and entered into on May 31, 2019 (together with all amendments and supplements hereto, this “ Lease ”), by and between GPC ADAMS LLC, a Michigan limited liability company (“ Landlord ”), with an office at 333 W. Fort Street, Suite 1350, Detroit, MI 48226; and CHEMICAL BANK, a Michigan banking corporation (“ Tenant ”), with an office at 333 W. Fort Street, Suite 1800, Detroit, Michigan 48226. 1. DEFINITIONS, CONSENTS AND CALCULATIONS: 1.1 Definitions. The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined. Other terms defined in other Sections of this Lease are referenced in the Schedule of Defined Terms following the Table of Contents. (a) “Additional Rent ” shall mean all amounts, liabilities and obligations, other than Fixed Rent, which Tenant assumes or agrees to pay under this Lease to Landlord or others, including without limitation the costs of maintenance, insurance, Property Taxes, and Other Taxes and utilities relating to the Premises, including the Parking Garage. (b) “Affiliate ” shall mean a Person controlled by, controlling or under common control with, the Person in question. (c) “Applicable Laws ” shall have the meaning given to such term in Section 12(a). (d) “Appraiser ” shall mean an individual having not less than ten (10) years’ current experience as a leasing broker specializing in commercial properties of a nature and type similar to that of the Premises in the geographic area where the Premises is located. (e) “Assignment of Lease ” shall have the meaning given to such term in Section 16.2. (f) “Base Building ” shall mean the Building and the Parking Garage containing approximately 421,481 gross square feet being constructed by Landlord as more particularly described in the Development Agreement. (g) “Base Building Work ” shall mean all work, services, labor, materials and equipment, including clean-up and removal of debris, equipment and other materials, necessary to perform the construction of the Base Building. The delineation between Base Building Work and Tenant Improvements (as defined in the Development Agreement) is set forth in the Development Agreement. (h) “Building ” shall mean a twenty (20) floor office building containing an aggregate of approximately 199,370 rentable square feet of office space, 3,801 rentable square feet of first floor retail space, and the Parking Garage, which shall be a build-to-suit project in accordance with the Development Agreement. (i) “Building Systems ” means HVAC systems, security systems, fire and safety systems and any other mechanical systems serving the Premises.

(j) “Business Day ” shall mean any day except Saturdays, Sundays and the days observed by state chartered banks and national banks in the State of Michigan as public holidays. (k) “Commencement Date ” shall be the earlier of (i) the date Tenant opens for business within the Building following the completion of the Base Building pursuant to the Development Agreement and (ii) January 1, 2022. (l) “Development Agreement ” means the Development Agreement between Landlord and Tenant dated as of the date hereof relating to the construction of the Building. (m) “Effective Date ” shall mean the date of execution of this Lease, as set forth on the first page hereof. (n) “Environmental Laws ” shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide ; Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations (including Applicable Law), as any of the foregoing may have been or maybe from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to pollution, protection of the environmental or public or worker health or safety (regarding exposure to, control or management of Hazardous Materials). (o) “Event of Default ” shall mean any of the events set forth in Section 14. (p) “Fair Market Rental ” has the meaning set forth on Exhibit A . (q) “First Mortgage ” shall mean a first priority Mortgage on the Premises given by Landlord to the Mortgagee to secure a loan encumbered by Landlord’s interest in the Premises. (r) “Fixed Rent ” shall mean the rental amounts specified on Exhibits A and A-1. (s) “Hazardous Materials ” shall mean substances and wastes defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “chemical substances” in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to Environmental Laws; and asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in or regulated by Applicable Laws due to its hazardous toxic, dangerous or deleterious properties or characteristics. 2

(t) “Imposition ” shall mean the various tax and other charges referred to in Section 6 herein and the present and future governmental laws and regulations more specifically described in Section 12 herein. (u) “Improvements ” shall mean the Base Building, the Building and all of the structures, improvements, and all building fixtures therein, and all structures, improvements and building fixtures hereafter located on the Land. (v) “Incentives ” shall have the meaning given to that term in Section 2(b)(ii). (w) “Land ” shall mean the land described on Exhibit B hereto. (x) “Landlord’s Representatives ” shall mean Landlord’s partners, members, shareholders, agents, contractors, managers, directors, officers, employees or invitees or licensees. (y) “Lease Expiration Date ” shall mean the date which is twenty-two and one- half (22½) years following the Commencement Date. (z) “Memorandum of Lease ” shall mean a memorandum of lease in the form attached hereto as Exhibit C . (aa) “Mortgage ” shall mean any mortgage on the Premises given by Landlord to a Mortgagee to secure a loan encumbered by Landlord’s interest in the Premises. (bb) “Mortgagee ” shall mean any holder of a Mortgage with respect to the Premises or any part thereof. (cc) “Other Taxes ” shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises; (ii) the cost or value of Tenant’s Trade Fixtures or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; (iii) any Rent payable under this Lease, including any gross income tax, sales tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include federal, state or local net income, documentary, transfer or inheritance taxes of Landlord. (dd) “Overdue Rate ” shall mean the greater of (1) the annual rate of interest charged by the Mortgagee from time to time after default under the First Mortgage and/or the debt instruments secured thereby (if any), and (2) the “Prime Rate” published in the Wall Street Journal from time-to-time plus 5%. (ee) “Parking Garage ” shall mean the parking garage located on the Land containing 311 vehicle parking spaces. 3

(ff) “Permitted Encumbrances ” shall mean: (i) Any liens for taxes, assessments and other governmental charges which are not due and payable; (ii) The matters affecting the title to the Land or any part thereof as of the Effective Date, which are listed on Exhibit D attached hereto (the “ Existing Permitted Encumbrances ”), and any changes to title to the Land or any part thereof occurring after the Effective Date which are approved by Tenant, it being agreed that Tenant will promptly approve all changes to title requested by Landlord so long as such changes do not have a material adverse effect on the value, utility or estimated useful life of the Premises, do not have a material adverse effect on Tenant’s ability to operate its business at the Premises, and do not materially increase Tenant’s obligations under this Lease (it being agreed that if Landlord requests Tenant’s approval of any change to title meeting the conditions set forth above and Tenant does not respond to such request within fifteen (15) Business Days, Tenant will be deemed to have approved such change), and any Mortgage, subordination and non-disturbance agreement, assignment of lease or other security agreement encumbering the Premises; and (iii) This Lease and the rights of Tenant hereunder. (gg) “Person ” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof. (hh) “Premises ” shall mean the Land and the Building. (ii) “Primary Term ” shall mean the period beginning on the Commencement Date and ending on the Lease Expiration Date. (jj) “Proceeds Trustee ” shall mean the Mortgagee or a commercial bank or a trust company licensed to do business in the State of Michigan which has a net worth of not less than $500,000,000. (kk) “Property Taxes ” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge to the extent levied wholly or partly in lieu thereof or as a substitute therefor) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property owned or leased by Tenant 4 and used in connection with the Premises. Property Taxes shall not include federal, state or local net income, documentary, transfer or inheritance taxes of Landlord. (ll) “Real Property Award ” shall have the meaning given to that term in Section 13.1. (mm) “Renewal Notice ” shall have the meaning given to such term in Section 4(b). (nn) “Renewal Terms ” shall have the meaning given to such term in Section 4(b). (oo) “Rent ” shall mean Fixed Rent and Additional Rent. (pp) “Subordination Agreement ” shall have the meaning given to that term in Section 16.1(a). (qq) “Superior Mortgage ” shall have the meaning given to that term in Section 16.1(a). (rr) “Taking ” or “ Taken ” shall have the meanings given to these terms in Section 13.1. (ss) “Tenant’s Damages ” shall have the meaning given to such term in Section 13.1. (tt) “Tenant’s Parent ” shall mean Chemical Financial Corporation, a Michigan corporation. (uu) “Tenant’s Representatives ” shall mean Tenant’s subtenants, shareholders, agents, directors, officers, employees, contractors, invitees or licensees. (vv) “Tenant’s Trade Fixtures ” shall mean all personal property of Tenant in or on the Premises which are not necessary for the operation of the Building. (ww) “Term ” shall mean the Primary Term and the exercised Renewal Terms. 1.2 Consents. Except as otherwise provided herein, whenever in this Lease a party’s approval or consent shall be required, same shall not be unreasonably withheld, conditioned or delayed. If given, such approval or consent shall be given in writing in the manner required for notices under Section 18 herein. 1.3 Rentable Square Foot Calculations. It will be conclusively assumed that the Premises contains 199,370 rentable square feet of office space, 3,801 rentable square feet of retail space and a 311 space parking garage for all purposes of this Lease. No building measurement may modify such assumed square footage or parking spaces. 5

2. DEMISE OF PREMISES; QUIET ENJOYMENT: (a) Tenant is obligated to pay Fixed Rent and Additional Rent for the entire Premises and perform its covenants pursuant to this Lease beginning on the Commencement Date regardless of whether Landlord has completed the Base Building Work or Tenant has commenced occupancy of the Building by such date, or any other cause or state of affairs as further described in Section 7. (b) The effectiveness of this Lease is subject to the following conditions precedent: (i) Landlord and Tenant shall mutually agree to the terms of a Construction Agreement between Landlord and Colasanti Construction Services, Inc. (“Construction Agreement”) providing for a guaranteed maximum price of no greater than $76,000,000 (the “GMP ”) by not later than August 1, 2019 (the “ GMP Condition ”). The GMP and the GMP Condition include all hard and soft costs under the Construction Agreement and all costs under other agreements relating to demolition of any existing structures on the Land and construction of the Base Building entered into by Landlord, but shall expressly exclude Landlord’s carrying costs, interest, or other charges incurred in connection with Landlord’s financing. Landlord and Tenant will cooperate and use commercially reasonable efforts to satisfy the GMP Condition. In addition, if the GMP exceeds $76,000,000, Tenant, at its option, may agree to pay the excess over $76,000,000, in which case the Construction Agreement will be deemed to satisfy this condition. In the event that the GMP Condition is not satisfied by August 1, 2019, Landlord, at its option, to be exercised on or before August 31, 2019, may elect to terminate this Lease by written notice to Tenant. On the earlier of execution of the Construction Agreement and August 31, 2019 (if Landlord has not then elected to terminate this Lease), the GMP Condition will be of no further force or effect. (ii) It is anticipated that Landlord and Tenant will be able to obtain certain tax benefits and development incentives in connection with construction of the Building (the “ Incentives ”). Landlord and Tenant agree to cooperate and use commercially reasonable efforts to attempt to obtain all available benefits and incentives. Without limiting the foregoing, (A) Tenant anticipates receiving for the benefit of Tenant a PA 210 Property Tax Abatement, on terms to be reasonably acceptable to Tenant and Landlord (the “Tenant Incentive Contingency ”) and (B) Landlord anticipates receiving for the benefit of Landlord an Act 381 Brownfield Tax Incremental Financing and reimbursement of Landlord’s and Tenant’s “Eligible Activity Costs” (as defined in Act 381), on terms to be reasonably acceptable to Landlord and Tenant (the “ Landlord Incentive 6

Contingency ”). Tenant shall have primary responsibility for, and shall indemnify Landlord in connection with, satisfying the requirements for obtaining the above incentives (other than Landlord’s obligations under the Development Agreement to complete the Base Building) both before and after the Commencement Date, including satisfying all job creation and job retention requirements. In the event that the Tenant Incentive Contingency is not satisfied by September 30, 2019, Tenant, at its option, may terminate this Lease by written notice to Landlord delivered within ten (10) days following such date. In the event that the Landlord Incentive Contingency is not satisfied by September 30, 2019, Landlord, at its option, may terminate this Lease by written notice to Tenant delivered within ten (10) days following such date. Landlord and Tenant agree that receipt of a commitment from the City of Detroit City Council and the Michigan Strategic Fund Board approving the incentives which are the subjects of the Tenant Incentive Contingency and/or the Landlord Incentive Contingency will be deemed to satisfy the applicable contingency. (iii) Landlord and Mortgagee shall have closed on the Mortgage loan (the “ Loan Condition ”) providing funding to Landlord sufficient to permit Landlord to fund the $76,000,000 GMP into an escrow account to be held by Mortgagee and used to fund construction of the Base Building and the Excluded Tenant Improvements (as defined in the Development Agreement) by not later than December 1, 2019. In the event that the Loan Condition is not satisfied by December 1, 2019, Landlord or Tenant, at either party’s option, may terminate this Lease by written notice to the other party delivered within ten (10) days following such date. (c) Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, on the terms and conditions set forth in this Lease. (d) So long as no uncured Event of Default exists, Tenant shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through or under Landlord, subject to the terms of this Lease. Exercise by Landlord of its rights to enter upon the Premises as set forth in this Lease shall not constitute a violation of this subsection. 3. USE: (a) Tenant may use and occupy the Premises for any use that does not violate Applicable Laws or Permitted Encumbrances. In all events, Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any Applicable Laws; or in any manner which would violate any certificate of occupancy affecting the same; or which would cause structural injury to the Premises. 7

(b) Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, in such manner as would impair Landlord’s title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises. (c) Nothing in this Section shall be deemed to prevent Tenant from constructing in the Building (i) a fitness center, (ii) auditorium, hospitality area, café and/or cafeteria for the use of Tenant and its invitees (but not for public use), or (iii) interior connecting stairways, all to the extent permitted under Applicable Laws, at no cost to Landlord. 4. TERM: (a) The Primary Term shall be for a period beginning on the Commencement Date and ending on the Lease Expiration Date, or such earlier or later date as hereinafter provided. (b) Tenant shall have the right, at its option, to renew the Term of this Lease for four (4) renewal terms (the “ Renewal Terms ”), which shall renew the Term for an additional seven (7) years each. Each Renewal Term shall commence on the day after the expiration of the preceding term and shall expire on the seventh (7 th ) anniversary of the last day of the preceding term. The option to renew the Term of this Lease as described above shall be exercisable by Tenant giving notice to Landlord (the “ Renewal Notice ”) not less than fourteen (14) months prior to the Lease Expiration Date or not less than fourteen (14) months prior to the expiration of the previous Renewal Term, as the case may be. Time shall be of the essence with respect to the date of exercising the option , any principle of law to the contrary notwithstanding. If Tenant renews this Lease, except for the Fixed Rent, the terms and conditions of this Lease shall apply to each Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Primary Term of this Lease. The right of Tenant to the Renewal Terms shall be conditioned upon the following: (i) no Event of Default shall have occurred and remain uncured as of the date on which the Renewal Notice is to be delivered and on the Lease Expiration Date or expiration of the previous Renewal Term, as the case may be; and (ii) this Lease being in full force and effect as of the Lease Expiration Date or expiration of the previous Renewal Term, as the case may be. (c) Each notice of election to extend given in accordance with the provisions of this Section 4 shall, subject to the other provisions of this Section, automatically extend this Lease for the Renewal Term selected, without further writing, provided, however, either party, upon request of the other, will execute and acknowledge, in form suitable for recording as an amendment to the Memorandum of Lease, an instrument confirming any such extension. Time shall be of the essence with respect to the giving of notice by Tenant to extend this Lease. Tenant shall have no right to extend this Lease except as provided in this Section 4. 8

5. RENTAL: (a) Tenant shall pay to Landlord the following amounts as Rent for the Premises: (i) Beginning on the Commencement Date and thereafter on the first day of each month during the Primary Term, Tenant shall pay to Landlord, as annual rent, the Fixed Rent, in the amounts specified on Exhibits A and A-1 hereto, payable in advance in equal monthly installments (pro-rated for any partial month). (ii) During any exercised Renewal Term, Tenant shall pay to Landlord as annual Fixed Rent an amount equal to 95% of the fair market rental value of the Premises determined pursuant to the procedure set forth on Exhibit A , payable in advance in equal monthly installments. (iii) Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay all Additional Rent, whether or not such amounts of money or charges are designated Additional Rent. (b) It is the intention of Landlord and Tenant that the Fixed Rent payable during the entire Term shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of the Premises during the Term of this Lease. Tenant shall manage, operate, maintain and repair the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, beginning on the Commencement Date and throughout the entire Term, Tenant shall pay, as Additional Rent, all Property Taxes and all Other Taxes that accrue during or are allocable to the Term of this Lease; provided, however, that such Property Taxes (prorated on a “due date” basis) and Other Taxes shall be prorated between Landlord and Tenant so that Tenant is responsible only for the payment of Property Taxes and Other Taxes attributable to the time periods within the Term of this Lease. (c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before 2 p.m., eastern time on the first day of each and every calendar month during the Term of this Lease without notice, by wire transfer or other electronic means, including ACH payment transfer (or otherwise so there are collected funds available to Landlord on the due date). Interest at the Overdue Rate shall accrue and be payable by Tenant on Fixed Rent not paid by the due date thereof, from the due date thereof to the date of actual payment. Tenant shall pay all Additional Rent when due to the Person entitled thereto. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, to the bank account designated by Landlord, or to such other Person or at such other place as Landlord may from time to time designate by notice to Tenant pursuant to Section 18 herein. 9

(d) In the event Tenant fails to pay any Fixed Rent on the due date thereof, or to pay Additional Rent payable to Landlord within three (3) Business Days of the due date thereof, in addition to paying interest to Landlord on the unpaid amount at the Overdue Rate as set forth above, Tenant shall pay Landlord the amount of any late fees, late charges, late interest (to the extent in excess of, but not in duplication to, interest as the Overdue Rate), or the like, which Landlord may incur to the holder of the Mortgage resulting from any late payment by Tenant hereunder. In no event shall such late payment charges be deemed to grant to Tenant a grace period or extension of time within which to pay any Rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant’s failure to pay all Rent due under this Lease in a timely fashion, including the right to terminate this Lease. (e) If any day on which Fixed Rent or Additional Rent is due falls on a day which is not a Business Day, Fixed Rent or Additional Rent shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such Business Day. (f) In the event of any failure by Tenant to pay or discharge any amount of Additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Fixed Rent. Tenant shall pay Additional Rent directly to the Person entitled thereto. 6. TAXES: (a) Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment. Property Taxes that become due and payable prior to the Commencement Date will be paid by Landlord, and Tenant shall, within thirty (30) days after receipt of an invoice therefor accompanied by reasonable backup documentation, reimburse Landlord for any portion thereof that is Tenant’s responsibility under this Lease. (b) Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment. (c) Tenant shall pay all Property Taxes and Other Taxes directly to the appropriate taxing authorities. Tenant shall furnish Landlord, within thirty (30) days after payment of Property Taxes and Other Taxes, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill. (d) During the continuance of an Event of Default hereunder, Landlord may deliver to Tenant Landlord’s reasonable estimate of the Property Taxes and Other Taxes which it anticipates will be paid or incurred for the ensuing calendar year or fiscal year, as Landlord may reasonably determine, and Tenant shall pay to Landlord (or if Landlord so directs, to Landlord’s Mortgagee) an amount equal to the estimated amount of such Property Taxes and Other Taxes for such year in equal monthly installments during such year with the installments of Fixed Rent. Payment by Tenant of estimated amounts of Property Taxes and Other Taxes under this subsection 10 shall be considered as performance of such obligation under the provisions of subsections (a) and (b) above. If Landlord shall have elected to bill Tenant for Property Taxes and Other Taxes on an estimated basis in accordance with this provision, Landlord will furnish to Tenant within ninety (90) days following the end of the applicable calendar or fiscal year, as the case maybe, a statement setting forth (i) the amount of such Property Taxes and Other Taxes paid or incurred during the just ended calendar or fiscal year, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for the stated period. Landlord shall, at its election, either (i) credit the amount of any overpayment toward the next ensuing payment or payments of Property Taxes and Other Taxes that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such Property Taxes and Other Taxes in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease. (e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith pursuant to Section 26 herein. Landlord shall not be required to join in any proceeding referred to in this subsection unless required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any material civil liability or the risk of any criminal liability. (f) Landlord and Tenant acknowledge that the Premises are located in a “Qualified Opportunity Zone”. Tenant and Landlord will reasonably cooperate with each other, at the party seeking the benefit of the Qualified Opportunity Zone’s request and expense, to enable the applicable party to obtain benefits which may be available to owners of real estate and businesses located in a Qualified Opportunity Zone. Any benefits available to the party seeking the particular benefit from the Qualified Opportunity Zone will be for the benefit of such party. 7. NET LEASE; NON-TERMINABILITY: (a) This is an absolutely net lease, and the Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, or deduction. It is the intention of the parties hereto that except as otherwise expressly provided in this Lease, the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. In order that such Fixed Rent shall be absolutely net to Landlord, except to the extent arising out of the gross negligence or willful misconduct of Landlord or Landlord’s breach of this Lease or as otherwise expressly provided in this Lease, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises and allocable to the Term, including but not limited to, each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, costs relating to the Incentives, insurance premiums, utility expenses, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises 11 or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any net income, estate, inheritance, succession or transfer tax of Landlord growing out of, or levied in connection with, this Lease or Landlord’s right or interest in the Premises, except to the extent provided in Section 6 herein, or any prepayment or defeasance costs on the Mortgage except as set forth in Section 15, or Landlord’s carrying costs, interest, or other charges incurred in connection with Landlord’s financing. (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) except as provided in Section 13 herein, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant’s acquisition or ownership of all or any part of the Premises, otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant may be parties; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements; that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events; and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay Fixed Rent or any Additional Rent in case of damage to or destruction of the Premises. (c) Tenant shall remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest; or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding. 8. SERVICES: Commencing on the Commencement Date, Tenant shall, at Tenant’s sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone and internet service, window washing, janitor and disposal services (including hazardous waste disposal, if applicable), and such other services as Tenant determines to furnish to the Premises. Landlord shall not be liable for interruption of any such services unless caused by the gross negligence or willful misconduct of Landlord. No such interruption shall constitute a constructive or other eviction. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises. 12

9. REPAIRS AND MAINTENANCE: (a) Commencing on the Commencement Date, Tenant shall, at its expense, keep the Premises in good order and condition at all times during the Term of this Lease. Tenant shall promptly, and adequately repair the Premises and all its component parts, and replace or repair all damaged or broken fixtures (including Tenant’s Trade Fixtures) and appurtenances. In addition, Tenant shall timely and properly maintain and repair all components of the Premises, to the extent necessary in Landlord’s reasonable judgment so as to preserve the effectiveness of any warranty relating thereto. At Landlord’s request, the parties shall arrange an annual inspection by Landlord’s Representatives to review compliance with Tenant’s obligations hereunder. If any Building System or component shall become obsolete, Tenant shall remove such item from the Premises and, promptly replace it with a new item of comparable value and function. Except as otherwise permitted under Section 22 of this Lease, Tenant shall obtain Landlord’s prior written consent before making any change in the structure of the Parking Garage, Building or any Building System. Landlord shall have no obligation to repair or maintain the Premises (or any equipment therein), whether ordinary or extraordinary. Tenant shall deliver to Landlord a statement showing all removals and replacements of such systems or components during the preceding calendar year, and on the date of expiration or termination of the Lease, including manufacturers, model numbers, and serial numbers. (b) Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, current operating manuals for the equipment now or hereafter located on the Premises. Tenant will also provide Landlord with copies of any operating manuals in Tenant’s possession relating to (i) new equipment added to the Premises by Tenant after the Commencement Date and (ii) replacement equipment added to the Premises after the Commencement Date, as well as (iii) updates and supplements to any operating manuals relating to equipment located on the Premises. Tenant shall not install any underground storage tank on the Land. 10. DESTRUCTION OF OR DAMAGE TO PREMISES: (a) If the Premises, or any part thereof, are damaged by fire or other casualty during the Term, Tenant shall diligently repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, using materials of the same or better grade than that of the materials being replaced, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with Sections 9 and 22 herein, subject to then Applicable Laws, and Tenant shall, at its expense, obtain all permits required for such work. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Provided that no Event of Default has occurred hereunder and is continuing and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment) and (ii) deposited with Landlord or the Proceeds Trustee hereinafter mentioned cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord, if any, and not paid over to the Proceeds Trustee on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below. 13

Tenant’s obligations under this Section 10 shall survive the termination or expiration of this Lease. If this Lease shall terminate by its terms prior to completion of Tenant’s renovation obligations, Fixed Rent shall continue to be payable hereunder until substantial completion of the restoration, at the same rate as the Fixed Rent for the last month of the Term, and Tenant’s obligations hereunder, including payment of Additional Rent, shall continue until completion of the restoration, provided that in such event, Tenant may elect not to restore all or any part of damaged Tenant improvements and remit any insurance proceeds paid with respect to damages to Tenant improvements to Landlord. (b) In the event the estimated cost of reconstruction is in excess of $1,000,000, all insurance proceeds shall be paid to or deposited with the Proceeds Trustee in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. If no Mortgage is then in effect, the Proceeds Trustee shall be designated by Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of portions of said installation, repair, replacement or rebuilding, provided no Event of Default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Provided that no Event of Default has occurred and is continuing hereunder, insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure: (i) No more frequently than once per calendar month, Tenant may request that the Proceeds Trustee disburse to Tenant out of such insurance proceeds for costs incurred by Tenant for work in place to repair and restore the Premises during the immediately preceding calendar month, less customary retainage retained by Tenant from the contractor, as reflected in the contractor’s request for payment, Tenant’s request shall include a certification by Tenant, Tenant’s independent, licensed architect and its general contractor that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Section 22 herein and all Applicable Laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance reasonably satisfactory to the Proceeds Trustee executed by Tenant’s general contractor and any subcontractor entitled to receive payment in excess of $50,000 as part of the applicable disbursement, to the extent that such waivers are permitted under Applicable Laws. (ii) Within 20 days after receiving Tenant’s request, the Proceeds Trustee shall approve or disapprove Tenant’s request, which approval shall not be unreasonably withheld, by notice to Tenant. If the Proceeds Trustee approves all or any portion of a request and the Proceeds Trustee has received (and not previously disbursed) insurance proceeds, then the Proceeds Trustee’s approval shall include a check in the amount approved by the Proceeds Trustee. If the Proceeds Trustee disapproves all or any portion of a request, then the Proceeds Trustee’s notice shall state the reasons for that 14 disapproval, but the Proceeds Trustee shall immediately fund that portion of the request of which the Proceeds Trustee does not disapprove. Further, the Proceeds Trustee shall fund the disapproved portion of the request once Tenant has satisfactorily addressed the Proceeds Trustee’s objections. The Proceeds Trustee’s failure to deliver a notice approving or disapproving a request within such 20 day period shall be conclusively deemed the Proceeds Trustee’s approval of the request. In addition, the Proceeds Trustee shall have the right to impose other reasonable conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices. (iii) In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Proceeds Trustee, exceeds the then amount of the proceeds account, the amount of such excess shall be paid by Tenant to the Proceeds Trustee promptly after Tenant’s receipt of written notice and be added to the proceeds account. Any sum which remains in the proceeds account upon the completion of restoration shall be paid to Tenant. (c) Provided no Event of Default has occurred and is continuing, Landlord agrees that throughout the Term the Mortgage will provide that the insurance proceeds relating to a casualty will be made available to Tenant, subject to compliance by Tenant with the terms of this Section 10. (d) Landlord agrees that the Mortgage, if any, will at all times provide that provided no Event of Default is continuing, the net insurance proceeds relating to any casualty affecting the Property will be made available to Tenant in accordance with this Section 10 and that the Mortgagee will release such proceeds to Tenant in accordance herewith as a condition to Tenant’s restoration obligation. 11. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION: 11.1 Release and Indemnification. (a) Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time on and after the Commencement Date and from any cause whatsoever, except that Landlord shall be liable for any such matters caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives. This subsection shall in no way modify the obligations of Tenant which are set forth in subsection 7(a) herein. Except as specified above, Tenant waives all claims against Landlord arising from any liability described in this subsection. This subsection shall survive the termination of this Lease with respect to any event arising or occurring during the Term. 15

(b) Tenant shall pay and indemnify and defend Landlord, Landlord’s Representatives and any Mortgagee against and hold Landlord, Landlord’s Representatives and any Mortgagee harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising during the Term on and after the Commencement Date and arising from or related to (i) any use or occupancy of the Premises, (ii) any default in the performance of Tenant’s obligations hereunder or (iii) any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) from any cause whatsoever, occurring (A) in, on or about the Premises or any part thereof or any part of the Improvements or the Land constituting a part of the Premises or (B) occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by willful misconduct or negligence of Tenant or Tenant’s Representatives, except, in the case of (i) through (iii) above, to the extent caused by (x) the gross negligence or willful misconduct of Landlord or Landlord’s Representatives, (y) the gross negligence or willful misconduct of any Mortgagee, or its agents, contractors, employees or invitees; or (z) any act or omission of Landlord, Landlord’s Representatives or any Mortgagee or of its agents, contractors, employees or invitees, which results in a violation of or liability under an Environmental Law. This subsection (b) shall in no way modify the obligations of Tenant which are set forth in subsection 7(a) herein. This Section shall survive the termination of this Lease with respect to any event arising or occurring during the Term. Notwithstanding the foregoing, in no event shall Tenant be liable for consequential or indirect damages, unless the party entitled to indemnification hereunder is itself liable for consequential or indirect damages to a third party. (c) Should any event occur for which any Person is entitled to indemnification pursuant to subsection (b) above or other provisions of this Lease, such Person shall provide prompt written notice to Tenant describing the nature of such claim (provided, however, that the failure by such Person to so notify Tenant shall not limit or otherwise affect the obligations and liabilities of Tenant hereunder provided that such failure does not prevent Tenant from so indemnifying such Person). Tenant may assume responsibility for any action to be taken to contest the claim, provided that Tenant will notify the indemnified Person in writing of its intention to contest such claim within ten (10) days after receipt of notice of the claim. Tenant, at its sole expense, may control all proceedings relating to such contest, provided that Tenant has acknowledged its obligation to provide indemnification hereunder relating to the applicable claim. The indemnified Person will cooperate with Tenant in contesting such claim, provided that Tenant indemnifies and holds harmless the indemnified Person for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to contesting such claim. Any counsel selected by Tenant hereunder shall be reasonably acceptable to the indemnified Person, and the indemnified Person, at its option, shall have the right to contest such claim through separate counsel in the event any claims against or defenses of such Person are in conflict under the applicable standards of professional conduct with those of Tenant, and Tenant shall be obligated to pay for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) actually incurred relating to any such separate contest of such claim. 16

11.2 Insurance Tenant shall, commencing on the Commencement Date and at all times during the Term, at Tenant’s sole expense, obtain and keep in force the following: (i) comprehensive commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, all on an “occurrence” policy form, with a minimum combined single limit in the amount of $2,000,000 per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name Landlord and the Mortgagee as additional insureds as their interests may appear. Tenant shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis (i.e. not claims made basis) providing coverage limits in excess of the insurance limits required under this subsection (a). Such insurance shall follow from the primary insurance and the aggregate and drop down in case of exhaustion of underlying limits and /or damages where insurable under Applicable Laws. Tenant shall, at Tenant’s expense, be responsible for insuring Tenant’s furniture, equipment, fixtures, computers, office machines and personal property. At the end of every year of the Lease Term, in the event that the foregoing requirements of this subsection shall be below then current industry standards for Class A office buildings in the Detroit Metropolitan Area, Tenant shall, at Landlord’s request, increase the requirement amount of liability insurance to such then prevailing industry standard, in which case Landlord and Tenant shall amend this Lease to reflect such required increased amount. If Tenant voluntarily carries any greater amount of liability insurance than required hereunder and applicable to the Premises, such insurance shall name Landlord and the Mortgagee as additional insureds, as their interests may appear; (ii) worker’s compensation with statutory limits, and employment practices liability insurance in the amount $2,000,000 for each accident; (iii) insurance against loss (including earthquake and flood) or damage to the Premises by fire and all other risks of physical loss covered by insurance of the type now known as “all risk,” with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (as reasonably determined from time to time by Landlord and without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, including without limitation, insurance in amounts and against such other risks as the Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties in the area. Such insurance 17 must include coverage for certified acts of terrorism, both domestic and foreign, so long as such coverage is commercially available and is being required by institutional mortgagees. Such terrorism coverage may be self-insured by Tenant so long as Tenant has a net worth (determined under generally accepted accounting principles) of $100,000,000 or more and either (A) the long term unsecured debt rating of the Tenant is either “BBB” or better by Standard & Poor’s Financial Services LLC or “Baa2” or better by Moody’s Investors Service, Inc. or (B) the Tenant is rated “NAIC-2” or better by the Securities Valuation Office of the National Association of Insurance Commissioners; (iv) insurance for boilers and pressure vessels or equipment located on the Premises in a minimum amount of $2,000,000 per occurrence; (v) business interruption insurance covering one (1) year of Fixed Rent and Additional Rent; and (vi) such other insurance, in such amounts and against such risks, as is customarily maintained by owners and operators of similar properties, or is reasonably required by any Mortgagee. (b) All insurance required to be maintained by Tenant under this Section and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of Michigan and having Standard & Poor’s Corporation claims paying ability rating of at least “A-” and shall be satisfactory to Landlord and Mortgagee. In the event that Tenant’s insurance company’s Standard & Poor’s Corporation claims paying ability rating falls below an “A-” rating, unless Landlord and Mortgagee consent to an insurance company with a lower rating, Tenant shall diligently, and in all events within not more than one hundred eighty (180) days after becoming aware of the insurance company’s downgrade, acquire all insurance required to be maintained by Tenant hereunder from a new insurance company having Standard & Poor’s Corporation claims paying ability rating of at least “A-”; provided however, that at no time shall Tenant permit any insurance policy to lapse. Deductible amounts in excess of $500,000 for “all risk” property insurance required by Section 11.2(a)(iii) and insurance required under Section 11.2(a)(iv) shall be subject to Landlord’s and Mortgagee’s prior written approval. In the event payment is made on any policy where a deductible amount is in effect, Tenant shall pay such deductible amount to the recipient of the insurance proceeds at the time such insurance proceeds are paid to such recipient. Each policy to be maintained by Tenant hereunder shall provide that such policy may not be canceled without thirty (30) days’ prior written notice (ten (10) days’ for non-payment of premiums) to Landlord and Mortgagee. In no event shall Tenant agree to materially reduce or alter any policy in violation of the minimum requirements provided in this section 11(b) during the term of such policy without the prior written consent of Landlord and Mortgagee. All property and casualty insurance shall list Landlord and Mortgagee as an additional insured and as “loss payee”, and the liability insurance coverages under this Section to be maintained by Tenant shall name Landlord, any property manager and the Mortgagee as additional insureds. All insurance shall be primary and noncontributing with any insurance which may be carried by Landlord (the cost of which insurance shall not be deemed an expense that Tenant is 18 obligated to reimburse Landlord for except as provided in Section 15.2 herein), shall afford general liability coverage for all claims based on any act or omission, but only with respect to liability for “bodily injury”, “property damage” or “personal and advertising injury” and for real and personal property under the property insurance to the extent permitted by law that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Tenant may provide such insurance under “blanket” policies, and where available and practicable, provide for “per occurrence” limits for insurance required in Sections 11.2(a)(i) and (ii). Upon the issuance or renewal of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof (Accord 27 form for property coverage) to Landlord for retention by Landlord or the Mortgagee. Tenant shall provide additional information regarding the terms and conditions of any insurance policy to the extent reasonably requested from time to time by any Mortgagee. (c) Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Premises and contents thereon or therein, to the extent of net insurance proceeds actually received by the releasing party or the Proceeds Trustee, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party, or any of its respective partners, agents, invitees, contractors or employees, or any agents, invitees, contractors or employees of any partner or member of Landlord. The property insurance policy shall include a waiver of the insurer’s rights of subrogation. If such waiver is not available at reasonable cost, Tenant shall promptly notify Landlord of such fact. Each party shall look first to the proceeds of its respective property insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction. (d) Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section 11.2 to be furnished by Tenant, unless Landlord and Mortgagee are named as loss payee on all property and casualty policies and Landlord and Mortgagee are included therein as additional insureds on all other policies, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Mortgagee the policy or policies or certificates evidencing the same. (e) Tenant shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease, and shall not use the Premises in any manner which would void or otherwise adversely affect any insurance then in force with respect thereto. 12. COMPLIANCE WITH LAWS, COVENANTS: (a) Commencing on the Commencement Date and throughout the Term, Tenant shall, with respect to Tenant’s use, occupancy and maintenance of the Premises, promptly comply and cause the Premises to comply with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers 19 thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with the Existing Permitted Encumbrances, and any agreements, contracts, easements, restrictions, reservations or covenants hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance maintained by Tenant with respect to the Premises under the terms of Section 11 herein and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises. The laws, ordinances, rules, regulations and requirements referred to in this Section 12 are collectively referred to as “ Applicable Laws ”. Notwithstanding the foregoing, Landlord shall be responsible, at its sole cost and expense, for ensuring that the Base Building complies with all Applicable Laws as of the Commencement Date. (b) If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of this Lease, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Section 11 herein, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after 30 days’ prior notice to Tenant (or with notice only to the extent reasonably practicable in situations where Landlord reasonably determines that delay is likely to cause material harm to Landlord’s interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, cure such non- performance for the account of Tenant in accordance with the provisions of Section 15.2 herein, and any amount of reasonable costs so incurred by Landlord shall be reimbursed by Tenant to Landlord, together with interest from the date of payment by Landlord to the date of reimbursement by Tenant at the Overdue Rate, within 30 days following Landlord’s statement therefor. (c) Upon at least two Business Days’ prior written notice, or such lesser notice as is practical in the event of an emergency, Landlord may enter upon the Premises for any such purpose described in subsection (b) above and take all such action therein or thereon as may be necessary therefor. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with the performance of any such act, shall be paid by Tenant to Landlord within 30 days after Landlord’s statement therefor and submission of reasonable evidence of such expenditures, together with interest from the date of payment by Landlord to the date of reimbursement by Tenant at the Overdue Rate. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including reasonable attorneys’ fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof 20 or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid. 13. CONDEMNATION: 13.1 Condemnation. If all of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), or if any part of the Premises should be Taken and, after giving effect to restoration, the partial Taking would prevent or materially interfere with Tenant’s access to or use of the Premises, then Tenant may, not later than ninety (90) days after such Taking, give written notice to Landlord of such determination, in which case this Lease shall terminate on the date set forth in such notice (which date shall not be earlier than thirty (30) days after the date of such notice) and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Tenant shall promptly, at its sole cost and expense, restore and reconstruct the Premises, and the Rent payable hereunder shall not be reduced or abated. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Premises (including, without limitation, the Land and the Building), and except as provided in the next succeeding sentence, Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold, and Tenant expressly waives and assigns to Landlord any interest of Tenant in any damages, awards, compensation or payments to the extent constituting compensation for a Taking of any real property interests (including, without limitation, Tenant’s leasehold interest) (the “Real Property Award”), provided that, if this Lease has not been terminated as a result of such Taking, Landlord shall reimburse Tenant for the costs incurred by Tenant for the restoration of the Premises up to the amount of the Real Property Award received by Landlord, net of any reasonable expenses incurred by Landlord in connection therewith. In addition, if following a partial Taking where this Lease remains in effect, if the Real Property Award exceeds any reimbursement to Tenant for costs of restoration and the reasonable expenses of Landlord with the result that Landlord retains a portion of the Real Property Award in excess of One Hundred Thousand Dollars ($100,000), the annual Fixed Rent for each full calendar year thereafter until the end of the Primary Term will be reduced by six percent (6%) of the amount of the Real Property Award so retained by Landlord. Tenant may elect to pursue a separate claim against the condemnor for compensation for the loss of any Tenant Trade Fixtures, moving costs, loss of business, and other business damages suffered by Tenant as a result of the Taking (collectively, “Tenant’s Damages”), provided that Tenant may only pursue any such claim to the extent the claim can be brought by Tenant separately from Landlord’s claim for the Real Property Award and without reducing any award (including, without limitation, the Real Property Award) payable to Landlord. Without limiting the foregoing, if the condemning authority specifically designates that a portion of any award payable to Landlord is attributable to any of Tenant’s Damages, then Landlord shall promptly pay Tenant any such portion of the award received by Landlord that is attributable to Tenant’s Damages, so long as such payment to Tenant would not reduce the award that would otherwise be payable to Landlord pursuant to this paragraph. Landlord shall promptly notify Tenant of any threatened Taking actually known to Landlord, and shall allow Tenant to participate in negotiations with public authorities with respect to any separate award for Tenant’s Damages. 13.2 Temporary Taking. Notwithstanding any other provision to the contrary contained in this Section 13, in the event of a temporary condemnation, this Lease shall remain in full force 21 and effect and Tenant shall be entitled to the award allocable to such temporary condemnation; except that such portion of the award allocable to the time period after the expiration or termination of the Term of this Lease shall be paid to Landlord. 14. DEFAULT: The occurrence of any one or more of the following events shall constitute an “ Event of Default ” by Tenant: (a) Tenant fails to pay any Rent as and when such Rent becomes due and payable and such failure continues for more than five (5) days [after written notice thereof to Tenant, in the case of Fixed Rent, or ten (10) days after written notice thereof to Tenant, in the case of Additional Rent, provided that with respect to Fixed Rent, Tenant will be entitled to notice of non-payment only twice during any calendar year and any additional late payment within such calendar year shall be an immediate Event of Default]; or (b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than 30 days after written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach is capable of being cured, cannot reasonably be cured by the payment of money and cannot reasonably be cured within such period of 30 days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of 30 days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time, to be not later than one hundred twenty (120) days following receipt of such notice; or (c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers, with respect to Tenant or of any substantial part of Tenant’s property; or (d) Without consent by Tenant, as applicable, a court or government authority enters an order, and such order is not vacated within 90 days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or (e) This Lease or any estate of Tenant hereunder is levied upon under any attachment, or execution and such attachment or execution is not vacated within 90 days; or (f) Tenant fails to maintain insurance in accordance with Section 11.2 hereof. 22

Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity. 15. RESULTS OF DEFAULT: 15.1 Remedies. In the event of any Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein or as may be required by law) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default, exercise any one or more of the following remedies: (a) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate and Tenant shall immediately quit the Premises. Upon such termination, Landlord shall have the right to recover from Tenant: (i) The worth at the time of determination of all unpaid Rent which had been earned at the date of termination; (ii) The worth at the time of determination of the amount by which all unpaid Rent which would have been earned after termination until the time of determination exceeds Landlord’s net income from the Premises, as determined pursuant to subsection (b) below; and (iii) All other amounts reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease, including without limitation any prepayment premium, make-whole premium or fee (however denominated) payable under the First Mortgage. The “worth at the time of determination” of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate. The “worth at the time of determination” of the amount referred to in clause (ii) above shall be computed by discounting such amount at the discount rate of the New York Federal Reserve Bank at the time of award plus two percent (2%), but not greater than the interest rate on the Mortgage. For the purpose of determining unpaid Rent under clauses (i) and (ii) above, the Fixed Rent and Additional Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under this Lease. (b) At any time after any such termination, without duplication of any amount collected from Tenant under Section 15.1(a), whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s 23 default, the Fixed Rent as it would become due hereunder absent termination; provided that Tenant shall be entitled to a credit against such amounts equal to the amounts received by Landlord by re-leasing the Premises or otherwise mitigating its damages. Any Rent or damages not paid by Tenant within 30 days after the due date thereof shall thereafter be payable with interest at the Overdue Rate in effect from time to time, from the due date to the date of full payment. (c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless notice of termination is given by Landlord to Tenant. If Landlord elects to relet the Premises, any net income (after reasonable costs of preparing the Premises for reletting including marketing costs, the cost of alterations and improvements paid by Landlord, brokerage commissions, attorneys’ fees and other costs incurred in connection with reletting, all of which shall be prorated to apply only to the remainder of the then current Term) shall be deducted from the amount Tenant is obligated to pay under this Section. (d) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner at Tenant’s expense. If Tenant abandons the Premises, Landlord shall have the right, but not the obligation, to sublet the Premises on reasonable terms for the account of Tenant, and Tenant shall be liable for all cost of such subletting, including without limitation the cost of preparing the Premises for subtenants and leasing commissions paid to brokers. (e) To the extent permitted by, and subject to the requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Each and every right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. Landlord’s consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for, obtaining Landlord’s consent, in the future, to all similar requests. No express or implied waiver by Landlord of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. Landlord shall use reasonable efforts to mitigate any damages suffered by Landlord that result from an Event of Default. 24

(f) If an action shall be brought for the enforcement of any provision of this Lease, in which it shall be determined that an Event of Default has occurred, Tenant shall pay to Landlord all costs and other expenses which may become payable as a result thereof; including reasonable attorneys’ fees and expenses. If Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, Tenant shall pay all costs and reasonable attorneys’ fees actually incurred or paid by Landlord in connection with such litigation. 15.2 Cure by Landlord. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, and such failure continues beyond 30 days’ written notice to Tenant, except in the event of emergencies (when only notice reasonably practicable under the circumstances shall be required), Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All reasonable sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord within 30 days following Landlord’s statement therefor and submission of reasonable evidence of such expenditures, together with interest thereon at the Overdue Rate. Landlord shall have the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of Rent. 16. SUBORDINATION AND TITLE: 16.1 Nondisturbance and Notice. (a) Tenant shall at any time hereafter, and from time to time within 30 days of written request of Landlord, execute and deliver to Landlord an instrument in commercially reasonable form reasonably acceptable to Tenant subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as “ Superior Mortgage ”) which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancings thereof, and to each and every advance made under any Superior Mortgage. It is agreed, nevertheless, and any such instrument (herein “ Subordination Agreement ”) shall so state, that so long as there exists no Event of Default that remains uncured, such Superior Mortgage or other instrument, release or document shall not interfere with, hinder or reduce Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. (b) If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant’s landlord under this Lease and shall promptly execute and 25 deliver any instrument in commercially reasonable form reasonably acceptable to Tenant that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord’s interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument in commercially reasonable form reasonably acceptable to Tenant that such transferee and Landlord may reasonably request to evidence such attornment. (c) Notwithstanding the provisions of subsection (a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect. (d) Upon thirty (30) days’ advance notice, Tenant shall execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease to a Mortgagee, in a form then in use among institutional lenders, with no changes to the terms of this Lease. (e) As of the Effective Date, Tenant and the current Mortgagee have executed a Subordination, Non-Disturbance and Attornment Agreement among the current Mortgagee, Tenant and Landlord. 16.2 Tenant’s Consent to Assignment for Indebtedness. Tenant acknowledges that in order to secure Landlord’s obligations under any Mortgage debt documents, Landlord will be required to agree in an assignment of lease and/or in the Mortgage (an “ Assignment of Lease ”), among other things, to the assignment (to the extent provided therein) to the Mortgagee of Landlord’s right, title and interest to this Lease and to the undertakings of Tenant in this Section. While the Assignment of Lease and the Mortgage are in effect, Tenant hereby: (a) consents to such assignment; (b) if directed by Landlord and otherwise upon notice from the Mortgagee of Landlord’s default under the Mortgage, covenants to make in full to Mortgagee, in Mortgagee’s name, when due (without offset, deduction, defense, deferment, abatement or diminution, except as provided in this Lease), by wire transfer of immediately available funds in accordance with the terms of this Lease: (i) each payment of Fixed Rent and, to the extent not directly payable by Tenant to third parties or governmental authorities, all Additional Rent. (ii) all other sums payable to Landlord under this Lease; (c) agrees: 26

(i) to deliver to the Mortgagee all notices and other communications which Tenant is required to deliver to the Mortgagee pursuant to this Lease; (ii) that all consents to be delivered by Landlord pursuant to this Lease shall not be effective unless consent is also given by the Mortgagee, to the extent Mortgagee’s consent is required by the debt documents; (iii) to deliver to the Mortgagee duplicate originals of all written notices and other communications delivered to Landlord pursuant to this Lease, in accordance with this Lease, of the occurrence of any default or breach by Landlord, the making of any election, the exercise of any right to terminate all or any portion of this Lease, and the exercise of any option; (iv) to deliver to the Mortgagee, at such address as the Mortgagee shall designate, all such payments and sums and all such notices and other communications to which the Mortgagee is entitled pursuant to the terms of this Lease or the Subordination Agreement; (v) that it shall not, except as provided in this Lease or under Applicable Law, seek to recover from the Mortgagee any moneys paid to the Mortgagee by virtue of the Assignment of Lease and the foregoing provisions; provided, however, that neither the Assignment of Lease nor the foregoing provisions shall limit Tenant’s right to recover (x) any duplicate payment made to the Mortgagee, whether due to computational or administrative error or otherwise, if the Mortgagee has received such payment; (y) all or any portion of a payment in excess of the amount then due under this Lease or otherwise owed by Tenant to Landlord under this Lease, if the Mortgagee has received such payment or amount; and (z) any amounts that have been paid to or are actually held by the Mortgagee that are required to be refunded to, repaid, or otherwise released to or for the benefit of Tenant under this Lease; (vi) that no payment of Rent (other than payments required by this Lease to be paid to third parties) or delivery of such notices or other communications by Tenant shall be of any force or effect unless paid to the Mortgagee or delivered to the Mortgagee, if, and to the extent, required under this Lease or the Subordination Agreement; (vii) that Tenant shall not pay any Rent more than thirty 30 days prior to such payment’s scheduled due date except as provided in this Lease; (viii) that Tenant shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease) terminating this Lease without the prior written consent of the 27

Mortgagee, and any such attempted subordination or termination without such consent shall be void; (ix) that Tenant shall not enter into any amendment or modification of this Lease without the prior written consent of the Mortgagee, and any such attempted amendment or modification without such consent shall be void; (x) that if this Lease shall be amended, it shall continue to constitute collateral under the Mortgage without the necessity of any further act by Landlord, Tenant or the Mortgagee; (xi) that except as expressly provided in this Lease, Tenant shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord and notwithstanding any action with respect to the Lease which may be taken by an assignee, trustee or receiver of Landlord or of any such assignee or by any court in any such proceedings; and (xii) that the Mortgagee is entitled to all rights and benefits, including without limitation rights to indemnification, specifically referencing Mortgagee as set forth in this Lease, notwithstanding the fact that Mortgagee is not a party to this Lease. The parties acknowledge and agree that the Mortgagee shall be a third party beneficiary of the provisions contained in this Section. 17. LANDLORD’S RIGHT OF ENTRY; PARKING; SIGNAGE; ROOF RIGHTS: (a) Upon at least two (2) Business Days’ prior written notice to Tenant (or such shorter notice as is practical in the case of an emergency), Landlord and its designees shall have the right to enter the Premises at any time during Tenant’s normal business hours in order to perform its obligations under this Lease, and to enter any part of the Premises to inspect the same, post notices of non-responsibility, post notices required by Applicable Laws, exhibit the Premises to prospective purchasers and mortgagees, and to examine certificates of occupancy and other permits in Tenant’s possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord. (b) Commencing on the Commencement Date, Tenant shall be allocated and have the exclusive use of 311 parking spaces in the Parking Garage for Tenant’s exclusive use. In consideration thereof, Tenant shall pay rent to Landlord for such parking spaces in the Parking Garage at the rate listed as the “Parking Rent” in Exhibit A-1. (c) Tenant shall have the exclusive right to name the Premises and the exclusive right to exterior signage on the Building. Tenant shall have the right to monument signage and 28 other exterior building signage on the Building, provided that such signage is in accordance with Applicable Laws, and is appropriate for a Class A office building and will not degrade the reputation or value of the Building. Landlord will cooperate with and assist Tenant in obtaining any necessary consents to allow Tenant’s exterior building signage, at the expense of Tenant. Other than signage which must be installed by Landlord in order to comply with a temporary certificate of occupancy or other Applicable Laws, Tenant shall have the exclusive right to determine and establish all interior signage within the Premises. Upon Landlord’s request not less than three (3) months prior to the Lease Expiration Date or the end of a Renewal Term, or within ten (10) days after an earlier termination of this Lease, as the case may be, Tenant at its own expense shall remove such signage prior to the termination of this Lease and restore any damage to the Premises resulting from such removal. (d) Tenant shall have the exclusive right, at Tenant’s expense, to install, access and maintain antennae, satellite dishes or other communications devices on the roof of the Building, subject to compliance with Applicable Laws, in a manner reasonably acceptable to Landlord and so as to not adversely affect the character of the Building. Tenant shall take all actions necessary to prevent any such installations from adversely affecting applicable warranties with respect to the roof, and will indemnify and hold harmless Landlord with respect to any actions which adversely affect such warranties. 18. NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any Applicable Law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, tendered or made, when received by overnight courier delivery with receipt of delivery, or email transmission with a confirmation copy sent by overnight courier delivery on the same day addressed to the other parties, as follows: To Landlord: GPC Adams LLC 333 W. Fort Street, Suite 1350 Detroit, MI 48226 Attn: Elie Torgow Email: eliet@sgdetroit.com To Tenant: Chemical Bank 333 W. Fort Street, Suite 1800 Detroit, Michigan 48226 Attn: Thomas Shafer, President Email: thomas.shafer@chemicalbank.com 29

With a copy to: Chemical Bank 235 E. Main Street, P.O. Box 569 Midland, MI 48640 Attn: General Counsel Email: william.collins@chemicalbank.com Any party listed in this Section may, by notices as aforesaid, designate a different address for addresses for notices, statements, demands or other communications intended for it. 19. ESTOPPEL CERTIFICATES; FINANCIAL DATA: (a) At any time and from time to time, Landlord and Tenant shall, within 20 days after written request by the other or by a Mortgagee, execute, acknowledge and deliver to the other and/or such Mortgagee a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date of each modification); (ii) the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by the certifying party of any default by the certifying party hereunder which has not been cured, except as to defaults specified in such certificate; (v) to the certifying party’s knowledge that the other party is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Landlord or Tenant or any current or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord or Tenant, as the case may be, and any current or prospective purchaser or mortgage lender of the Premises or any part thereof. (b) Tenant shall deliver to Landlord and any Mortgagee the following information with respect to Tenant at any time that neither Tenant nor Tenant’s Parent is a public company or otherwise provides open and free access to its financial statements to the general public, at the following times: (i) within 180 days after the end of each fiscal year of Tenant or Tenant’s Parent, (i) an audited balance sheet of Tenant or Tenant’s Parent and its consolidated subsidiaries, if any, at the end of such year, (ii) an audited statement of profits and losses of Tenant or Tenant’s Parent and its consolidated subsidiaries for such year, and (iii) an audited statement of cash flows of Tenant or Tenant’s Parent and its consolidated subsidiaries, if any, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized international standing selected by Tenant or Tenant’s Parent; (ii) within 45 days after the end of each of the first three (3) fiscal quarters of Tenant or Tenant’s Parent (i) a balance sheet of Tenant 30 or Tenant’s Parent and its consolidated subsidiaries at the end of such quarter, (ii) statements of profits and losses of Tenant or Tenant’s Parent and its consolidated subsidiaries for such quarter and (iii) a statement of cash flows of Tenant or Tenant’s Parent and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant or Tenant’s Parent, as applicable having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles consistently applied. 20. LIENS: (a) Tenant shall not suffer or permit any mechanic’s lien or other lien, security interest or encumbrance to be filed or recorded against the Premises, the Rent, equipment or materials supplied or claimed to have been supplied to the Premises, other than Permitted Encumbrances and liens relating to the Base Building Work. If any such mechanic’s lien or other lien or encumbrance shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record (by bonding off or otherwise) within thirty (30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before 60 days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien involves an amount in excess of $100,000 or if any Mortgagee so requires, deposit with Landlord a bond or other security (in form and content reasonably satisfactory to Landlord and the Mortgagee) for the payment of the full amount of such lien, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof. (b) If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien in accordance with the requirements of Section 26, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment or discharge of the lien shall be repaid to Tenant. Tenant shall indemnify and defend Landlord and any Mortgagee against and save Landlord and any Mortgagee and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including without limitation, reasonable attorneys’ fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien or the attempt by Tenant to discharge same as above provided. (c) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that 31

Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof. (d) In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrance within the required time as aforesaid, Landlord may, if not discharged by Tenant within three (3) Business Days after written notice to Tenant, discharge such items by payment or bond or both, and Tenant will repay to Landlord, upon demand, any and all amounts paid by Landlord therefor, or by reason of any liability on such bond, and also any and all incidental expenses, including reasonable attorneys’ fees, actually incurred by Landlord in connection therewith, together with interest at the Overdue Rate. 21. END OF TERM: 21.1 Surrender. (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in substantially the same condition in which the Premises were on the Commencement Date, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to Section 13 herein, as condemned), and in all cases except for ordinary wear and tear, and shall surrender keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant’s Trade Fixtures). All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Landlord may remove all property of Tenant, including Tenant’s Trade Fixtures, from the Premises upon termination of this Lease and cause its transportation and storage, at the sole risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. (b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord and any Mortgagee harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. (c) If Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified. Such month to month tenancy may be terminated by either Landlord or Tenant by giving 30 days’ notice of termination to the other at any time. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 125% of the Fixed Rent payable hereunder immediately prior to the termination for the first month, 150% of such Fixed Rent for the second and third month and 150% of such Fixed Rent plus any consequential damages incurred by Landlord thereafter, during each month or portion thereof for which Tenant shall remain in 32 possession of the Premises or any part thereof after the termination of the Term or of Tenant’s rights of possession, whether by lapse of time or otherwise. The provisions of this subsection shall not be deemed to limit or -constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity. (d) Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord and Mortgagee. 21.2 Return of Premises. Tenant shall, upon the expiration or termination of this Lease, and at its own expense, return the Premises to Landlord by surrendering the same into the possession of Landlord: (a) free and clear of all liens, except Permitted Encumbrances and liens created or caused by Landlord or Landlord’s Representatives; and (b) in compliance with all Applicable Laws and in compliance with the maintenance conditions required by this Lease. (c) Upon the return of the Premises, Tenant shall deliver therewith: (i) all transferable licenses, permits and the like by general assignment, without warranty as to the transferability or otherwise and without recourse; (ii) as-built drawings including plans for HVAC, mechanical and electrical systems, to the extent in Tenant’s possession or control; and (iii) an assignment of maintenance contracts designated by Landlord and existing warranties by general assignment, without warranty as to assignability or otherwise and without recourse. 22. ALTERATIONS: (a) Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord’s consent only if (i) such alterations, additions or improvements will be in compliance with all Applicable Laws; (ii) such alterations, additions or improvements will not reduce the fair market value of the Premises, considered as unencumbered by this Lease or reduce the useful life of the Building or materially adversely change the Building; (iii) such alterations, additions or improvements will not adversely affect in any way the structural, exterior or roof elements of the Premises, or mechanical, electrical, plumbing, utility or life safety systems of the Premises and (iv) such alterations are reasonably estimated to have a cost (with respect to any particular project) of less than $5,000,000. Tenant shall give prior notice of any such alterations, additions or 33 improvements (regardless of whether consent is required) to Landlord. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Notwithstanding the foregoing, Landlord’s consent shall not be required in connection with the initial completion of the Building and the Premises, nor shall Landlord’s consent be required in connection with the buildout of Tenant’s and any subtenants’ premises from time to time as long as clauses (i)-(iii) above are satisfied. (b) All alterations, additions or improvements proposed by Tenant and expressly requiring Landlord’s consent under this Lease shall be made at Tenant’s sole cost and expense as follows: (i) Tenant shall submit to Landlord complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by licensed architect(s) and engineer(s), shall comply with all Applicable Laws, shall not adversely affect the structural elements of the Building and shall be in a form sufficient to secure any required approval of government authorities with jurisdiction over the Premises. (ii) With respect to alterations for which Landlord’s approval is required, within ten (10) Business Days after receipt of the complete plans and specifications described above, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such plans and specifications; and Landlord shall describe the reasons for any such disapproval. Landlord’s failure to deliver a notice within the time period specified above approving or disapproving such plans and specifications shall be conclusively deemed Landlord’s approval of such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, which approval shall be granted if (x) the work to be done would not, in Landlord’s reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (y) the work to be done shall be required by any Applicable Law or required of Tenant under the terms of this Lease. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications. (iii) All material changes in the plans and specifications required to be approved by Landlord shall be subject to Landlord’s prior written approval, and changes not requiring Landlord’s approval will be provided to Landlord prior to commencement of the construction described therein. For the purpose of this subsection a “material change” shall be one which (x) exceeds $250,000, and/or (y) adversely affects the structure or the Building Systems. If Tenant wishes to make a change in approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans 34 and specifications for such change and submit them to Landlord. For alterations requiring Landlord’s approval, Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change; and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval. Landlord’s failure to respond within ten (10) days shall be deemed approval of the proposed change. After Landlord’s written approval or deemed approval of such change, such change shall become part of the plans and specifications approved by Landlord. (iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant’s licensed contractor, perform the work in a good and workmanlike manner substantially in accordance with the plans and specifications prepared as set forth above. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property, worker’s compensation and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, whether or not Landlord had approved the plans and specifications. (v) No Event of Default shall have occurred and be continuing prior to commencement of any such alterations. (c) Tenant shall keep the Premises free from mechanics’ and materialmen’s liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant in accordance with the requirements of Section 20. (d) All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord’s property. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section to be performed after such termination. Under no circumstances shall Tenant be required to remove any Tenant improvements, alterations, additions or other improvements to the Premises made by Tenant. 23. MEMORANDUM OF LEASE: The parties shall promptly execute a Memorandum of Lease in the form attached hereto as Exhibit C , which shall be promptly and duly recorded with the Wayne County Register of Deeds. 35

24. SUBLETTING/ASSIGNMENT: 24.1 Rights and Obligations of Tenant. (a) Tenant may not mortgage, pledge or otherwise encumber its interest in this Lease or in any sublease of the Premises or any part thereof or the rentals payable thereunder. Any such mortgage, pledge or encumbrance, made in violation of this Section shall be void. Provided that no Event of Default has occurred and is continuing, Tenant may (i) sublease the Premises or any portion thereof without Landlord’s consent provided that the subtenant is appropriate for a Class A office building and will not denigrate the reputation or value of the Building, or (ii) assign this Lease to an Affiliate of Tenant or Tenant’s Parent or to a purchaser (by merger or otherwise) of all or a substantial portion of the business operations of Tenant or Tenant’s Parent without Landlord’s consent, or (iii) assign this Lease to any other party with Landlord’s consent, not to be unreasonably withheld. Any such sublease or assignment shall expressly be subject and subordinate to the provisions of this Lease and no such sublease shall permit the tenant thereunder to pay rent in advance for a period of more than one (1) month, and provided, further, that no such sublease or assignment shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder, and all obligations of the then current Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or sublease had been made. If Tenant assigns its interest in this Lease, the assignee shall, in an instrument delivered to Landlord at the time of such assignment, expressly assume all the obligations of Tenant hereunder. Tenant shall, within ten (10) Business Days after the execution of any such sublease or assignment, deliver an executed copy thereof to Landlord. Except as set forth above, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord, and any such assignment without the prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute an Event of Default, provided, that a merger, consolidation or similar reorganization of Tenant where Tenant’s obligations are assumed by the successor entity by operation of law shall not be deemed to be an assignment hereunder provided that such successor entity has a net worth at least equal to the net worth of Tenant at the time of the acquisition. Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord hereby consents to the proposed merger of Tenant’s Parent and TCF Financial Corp. (the “Proposed Merger ”) and agrees that such merger and any transactions directly related thereto or resulting therefrom shall not be deemed to violate the terms of this Lease. (b) No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. (c) Tenant will be entitled to retain the profits, if any, of any sublease of part or all of the Premises and of any assignment of this Lease. 36

(d) In no event may Tenant sublease or assign this Lease to a tax-exempt entity if such assignment or sublease has a material adverse effect on the tax treatment of Landlord’s ownership of the Premises. 24.2 Assignment of Rents. Tenant hereby assigns to Landlord all security deposits and rents due or to become due from any subtenant, effective as of the date of the happening of an Event of Default under the provisions of this Lease. Thereupon, Landlord shall apply any net amount collected by it from subtenants to the Rent due under this Lease. No collection of Rent by Landlord from an assignee of this Lease or from a subtenant shall constitute a waiver of any of the provisions of this Section 24 or an acceptance of the assignee or subtenant as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. Tenant shall not directly or indirectly collect or accept any payment of subrent under any sublease more than one (1) month in advance of the date when the same shall become due. Each sublease shall require the subtenant to attorn to Landlord, at Landlord’s request, in the event Tenant shall default under this Lease. Upon an Event of Default by Tenant under this Lease, Landlord shall have the right to require subtenants to make their rent payments directly to Landlord. 25. HAZARDOUS MATERIAL: (a) Tenant shall (i) comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority); (ii) prohibit the use of the Premises for the manufacture, refinement, production, or processing of any Hazardous Material or for the generation, storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws); (iii) not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, PCB-containing transformers or asbestos-containing materials without Landlord’s prior written consent; and (iv) cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working in or visiting the Premises to Hazardous Materials, and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working in or visiting the Premises. (b) Tenant shall protect, defend, indemnify and hold harmless Landlord, its direct and indirect members, partners, shareholders, beneficiaries, managers, Mortgagees, directors, officers, employees and agents, and any successors and assigns from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorneys’ and consultants’ fees, fines, penalties and civil or criminal damages, and including loss of value, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term of this Lease including without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, except to the extent caused by the negligence or misconduct of Landlord or Landlord’s Representatives, which results in a violation of any Environmental Law. This agreement to indemnify and hold harmless shall be in addition 37 to any other obligations or liabilities Tenant may have to Landlord at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time. The representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease shall be automatically assigned to subsequent parties in interest to the chain of title to the Premises and Mortgagees, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Section or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its Mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any First Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding, Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant’s counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel’s opinion, are or have become adverse, in which events the fees and expenses of such co-counsel shall be paid by Tenant. (c) Tenant, upon not less than two (2) Business Days’ prior notice, shall permit such persons as Landlord or Mortgagee may designate and (unless an Event of Default has occurred and is continuing) reasonably approved by Tenant (“ Site Reviewers ”) to visit the Premises from time to time and perform an environmental site investigation and assessment (“ Site Assessment ”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises, taking all due care to minimize disruption to Tenant’s use and occupation of the Premises. If warranted by Landlord’s reasonable belief of the existence of any such environmental condition, such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such non-privileged historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall reasonably make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Provided that, the cost of performing and reporting such Site Assessment shall be paid solely by Landlord, except to the extent that at the time that it orders a Site Assessment, Landlord has reasonable cause to believe that Tenant is not in material compliance with Environmental Laws with respect to the Premises for which Tenant is responsible under this Section and Tenant has not taken reasonable steps to address such violation, or if an Event of Default has occurred and is continuing, then the reasonable cost of performing and reporting such Site Assessment shall be paid by Tenant within 30 days after demand by Landlord. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. (d) Landlord and Tenant shall each notify the other party in writing, promptly upon Landlord’s or Tenant’s learning thereof, of any: 38

(i) notice or claim to the effect that Landlord, Tenant or any other Person is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises; (ii) notice that Landlord, Tenant or any other Person is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises; (iii) notice that the Premises are subject to an environmental lien; or (iv) notice of violation to Landlord or Tenant or awareness by Landlord or Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises or the value of the Premises. (v) Release of Hazardous Materials on the Premises or presence of Hazardous Materials on the Premises in violation of Environmental Laws, or that could reasonably be expected to pose an imminent threat to safety or result in material liability under Environmental Law. 26. PERMITTED CONTESTS: Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Applicable Law, (iii) remove any lien or encumbrance, (iv) take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in this Lease, or (v) discontinue a particular use under subsection 3(a) herein, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (W) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested; (X) the sale, forfeiture or loss of the Premises, or any part thereof, or the Fixed Rent or any Additional Rent, or any portion thereof; (Y) any interference with the use or occupancy of the Premises or any part thereof; and (Z) any interference with the payment of the Fixed Rent or any Additional Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or encumbrance or charge thereby being contested, and each such contest shall be promptly prosecuted by Tenant to a final conclusion. Tenant shall pay, and save Landlord and the Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection 39 therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder, or to perform any act which Tenant is not otherwise required to perform hereunder. No such contest may subject Landlord or the Mortgagee to the risk of any criminal or civil liability. 27. INTENTIONALLY DELETED. 28. MISCELLANEOUS PROVISIONS: (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties. (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof. (c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant. Any amendment for which a Mortgagee’s consent is required pursuant to the terms of this Lease and the same is not consented to by such Mortgagee shall be void and have no force and effect. (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect. (e) This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument. This Lease may be signed and delivered by electronically transmitted “pdf”; any such “pdf” signatures shall constitute original signatures hereof with all force and effect of law. (f) The term “Landlord” as used in this Lease shall mean only the owner or owners at the time in question of the Premises. In the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, the then grantor), provided that the transferee has assumed all of Landlord’s obligations under this Lease arising from and after the date of transfer, shall be relieved from and after the date of such transfer of all liability accruing from and after the date of such transfer as respects Landlord’s obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership. (g) This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan, without reference to its conflict of laws principles. 40

LANDLORD AND TENANT HEREBY SUBMIT TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF MICHIGAN AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF MICHIGAN (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. WITH RESPECT TO A SUIT COMMENCED IN A COURT LOCATED IN THE STATE OF MICHIGAN, LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. TENANT AND LANDLORD EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE. (h) Any claim based on or in respect of any liability of Landlord under this Lease shall, so long as Landlord continues to own the Premises, be enforced only against the Premises and/or the rents, income, awards, and proceeds derived therefrom and not against any other assets, properties or funds of (i) Landlord or any manager, director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its managers (or any legal representative, heir, estate, successor or assign of any thereof); (ii) any predecessor or successor Person of Landlord or its managers, either directly or through Landlord or its predecessor or successor Person of Landlord or its general partners; and (iii) any other Person. (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease. (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (i) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant. (k) Subject to Section 24.1, in the event that Tenant, directly or indirectly consolidates with or merges into any corporation, association, partnership or other business organization or permits any corporation, association, partnership or other business organization to consolidate with or merge into it, or sells or otherwise transfers all or substantially all of its properties and assets, or acquires all or substantially all of the assets of any corporation, association, partnership or other business organization or individual, unless Tenant shall be the entity surviving such consolidation, merger or other action, the surviving entity or transferee shall 41 enter into an assumption of this Lease (including, without limitation, an assumption of all obligations set forth in Section 19(b) hereof) and the other agreements contemplated by this transaction in form and substance reasonably satisfactory to Landlord. Notwithstanding the foregoing, the terms of this Section 28(k) shall not apply to the Proposed Merger. (l) During the one year period preceding the date on which the Term of this Lease shall terminate or otherwise expire, Landlord may show the Premises to prospective tenants or purchasers at such reasonable times during Tenant’s normal business hours as Landlord may select upon reasonable prior written notice to Tenant (no less than two Business Days in advance), provided that Landlord takes precautions not to unreasonably inconvenience Tenant or any persons occupying the Premises in accordance with this Lease and is accompanied by an employee or other representative of Tenant at all times during such entry. (m) In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination. (n) This Lease is intended as, and shall constitute, a true lease, and Landlord and Tenant shall report their interests herein of accounting, tax and all other purposes as being a true lease and shall not take any action or position inconsistent therewith. (o) Landlord and Tenant agree to reasonably cooperate with each other, at Tenant’s expense, in order to permit Tenant to attempt to obtain a sales tax exemption with respect to materials used in construction of the Improvements. Any sales tax savings resulting from such exemption shall be paid to (or retained by) Tenant at the time the applicable sales taxes would otherwise have been payable. (p) Landlord may grant easements, licenses, rights of way or similar rights, or release or amend any such easements or rights with respect to the Premises, so long as such actions do not interfere with the benefits or increase the duties or obligations of Tenant hereunder. Tenant agrees to reasonably cooperate with Landlord in connection therewith, at no cost to Tenant. (q) From and after the Commencement Date, if performance of any obligation of Tenant or Landlord required hereunder, other than an obligation which can be accomplished by the payment of money, is prevented or substantially impeded by a strike, labor troubles, material shortages, riots, acts of God, including without limitation governmental preemption in connection with a national emergency, any order or regulation of any department or subdivision of any government agency, conditions of supply and demand which are affected by war, an act of terrorism or any other emergency, the time given to a party to comply with such obligation shall be extended for the period of time equal to the period of delay resulting from any of the foregoing causes or events, provided that such party gives notice to the other party of the occurrence of such event describing the nature thereof, as promptly as is reasonably possible following discovery of the existence of such event. (r) Landlord is prohibited from using Tenant’s name, logo, mark, or any other identifying symbol as a business reference, in any advertising or sales promotion, or in any publicity matter without Tenant’s prior written consent. 42

(s) In no event shall Landlord have the right to place a lien, whether statutory, consensual or otherwise, and whether pre-judgment or post-judgment, on any furniture, trade fixtures, signage, equipment, wiring, systems or other personal property of Tenant located in or about the Premises. (t) Landlord and Tenant each represent that it has not dealt with any broker or real estate agent in connection with this transaction, except for Signature Associates, as Tenant’s broker. Tenant shall be solely responsible for any and all of Signature Associates’ fees, commissions and the like. Landlord and Tenant will indemnify each other with respect to claims of brokers claiming to have been engaged by either of them. (u) If any legal action, suit or proceeding is commenced between Landlord and Tenant regarding their respective rights and obligations under this Lease, the prevailing party shall be entitled to recover, in addition to damages or other relief, reasonable costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party. [Signature Page Follows ] 43

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written. Landlord: GPC ADAMS LLC, a Michigan limited liability company By: /s/ Elie Torgow Name: Elie Torgow Its: Manager Tenant: CHEMICAL BANK, a Michigan banking corporation By: /s/ Thomas C. Shafer Name: Thomas C. Shafer Its: President and Chief Executive Officer

EXHIBIT A Fixed Rent (a) Fixed Rent during the Primary Term shall be payable monthly in advance on the Commencement Date and thereafter on the first Business Day of each month. Each monthly payment shall be in the amount set forth on Exhibit A-1, pro-rated for any partial month. (b) Fixed Rent during any exercised Renewal Term shall be an amount per annum equal to the greater of (x) the Fixed Rent for the last year of the Primary Term or immediately preceding Renewal Term, as applicable, and (y) ninety five percent (95%) of “Fair Market Rental”. “Fair Market Rental” shall mean the fair market rental that would be obtained in an arm’s-length transaction between an informed and willing tenant and an informed and willing landlord, in either case under no compulsion to lease, for the lease of the Premises on the terms set forth in this Lease. Such fair market rental shall be calculated for the use of the Premises to be leased in place on the Land, assuming, in the determination of such fair market rental, that the Premises have been maintained in accordance with the provisions of this Lease, and that Tenant is a tenant in possession of the Premises at the time of renewal which is renewing its net lease, taking into consideration the prevailing market for rental space in buildings of comparable quality and age for tenants of similar size, credit quality and stature, and including consideration of market conditions for improvement allowances, tenant procurement costs, free rent, other lease concessions, lease term, base years and operating expenses and taxes. Fair Market Rental shall be determined as of the date which is six months prior to the commencement of each Renewal Term in accordance with the Appraisal Procedure set forth below. Fixed Rent will increase by two percent (2%) on each anniversary of the first day of the applicable Renewal Term. Fair Market Rental will be paid monthly in advance with a level amount for each month within each year of the applicable Renewal Term. Appraisal Procedure shall mean the following procedure for determining Fair Market Rental: Within twenty (20) days following the date on which Tenant gives notice of its election to extend the Term for any Renewal Term, representatives of Tenant and Landlord will meet and attempt to agree on the Fair Market Rental. If Tenant and Landlord are unable to so agree within forty (40) days of Tenant’s extension notice, then Tenant shall have the right, but not the obligation, to rescind its exercise of the applicable Renewal Term by providing written notice of such rescission within twenty (20) days thereafter. If Tenant rescinds its exercise of a Renewal Term, Landlord, at its option exercised by written notice to Tenant within twenty (20) days following receipt of Tenant’s rescission notice, may void Tenant’s rescission by agreeing that the Fair Market Rental will be deemed to be equal to the Fixed Rent for the last year of the Primary Term or immediately preceding Renewal Term, as applicable. If Tenant fails to rescind its exercise of the applicable Renewal Term, Tenant and Landlord shall mutually agree upon the appointment of a qualified Appraiser, but if the parties shall fail to choose an Appraiser within twenty (20) days after notice from either party of the necessity to select an Appraiser, then Landlord and Tenant shall each, at their own cost, select an Appraiser of their own choosing, and the two (2) Appraisers shall jointly select a third Appraiser (the “Neutral Appraiser”). Within fifteen (15) days following the appointment of the Neutral Appraiser, each party shall submit to the Neutral Appraiser its determination of the Fair Market Rental. The Neutral Appraiser shall within fifteen (15) days following the submission of such determinations render its decision by selecting the determination Exhibit A-1 of Fair Market Rental submitted by either party which, in the judgment of the Neutral Appraiser, most nearly reflects the Fair Market Rental. It is expressly understood that the Neutral Appraiser shall have no power or authority to select any Fair Market Rental other than one of the two Fair Market Rental estimates submitted by Landlord or Tenant, and the decision of the Neutral Appraiser shall be final and binding upon the parties hereto. The fees and expenses of the Neutral Appraiser shall be divided equally between Tenant and Landlord. Exhibit A-2

EXHIBIT A-1 Fixed Rent Schedule Office Space First Year Rent Per Square Foot: $35 Office Rentable Square Feet: 199,370 First Year Office Rent $6,977,950.00 Retail Space First Year Rent Per Square Foot: $50 Retail Rentable Square Feet: 3,801 First Year Retail Rent: $190,050.00 Parking Rent Per Space: $300 Parking Spaces: 311 First Year Parking Rent: $1,119,600 Rent Escalations: 2% per year on all components of Rent Exhibit A-1-1

EXHIBIT B Description of the Land Land situated in the City of Detroit, County of Wayne, State of Michigan, described as follows: Parcel 1 : Lots 24, 25 and 26 of Plat of Park Lots 84, 85 and 86, as subdivided May 7, 1835 by A.E. Hathon, Surveyor, as recorded in Liber 7 City Records, Page 27, Wayne County Records. Tax Parcel No.: 000389, Ward 02 Common Address: 25 W. Elizabeth Street, Detroit, MI 48201 Parcel 2 : Lots 3 and 4 of the Subdivision of Park Lots 84, 85 and 86, Detroit, as recorded in Liber 7 City Records, Page 27, Wayne County Records Tax Parcel No.: 001865, Ward 02 Common Address: 2047 Woodward Avenue, Detroit, MI 48201 Exhibit B-1

EXHIBIT C Form of Memorandum of Lease MEMORANDUM OF LEASE See Exhibit “A” for Legal Description, Tax Parcel Identification No., and Common Address THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into effective as of ___________________, 2019, by and between GPC ADAMS LLC , a Michigan limited liability company (“Landlord”), whose address is 333 W. Fort Street, Suite 1350, Detroit, Michigan 48226, and CHEMICAL BANK , a Michigan banking corporation (“Tenant”), whose address is _____________________________. RECITALS A. Landlord and Tenant have entered into that certain Lease (the “Lease”) dated effective ______________________, 2019, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the land described on Exhibit “A” attached hereto and incorporated herein (the “Land”), together with all improvements to be constructed thereon (the “Improvements”) (the Land and the Improvements are referred to herein collectively as the “Demised Premises”), on and subject to the terms and conditions of the Lease. B. Landlord and Tenant desire to execute this Memorandum to provide record notice of Tenant’s rights, title and interest in and to the Demised Premises under the Lease. Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Lease. Landlord hereby acknowledges that it has leased the Demised Premises to Tenant pursuant to the Lease. Landlord hereby repeats and restates such lease of the Demised Premises to Tenant pursuant to the terms and conditions of the Lease, which are hereby incorporated herein by reference. This Memorandum has been entered into by Landlord and Tenant for purposes of recordation in the appropriate real estate records of Wayne County, Michigan to provide notice to third parties of the Lease and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease. In the event of a conflict between the terms of the Lease and the terms of this Memorandum, the terms of the Lease shall control. All capitalized terms not otherwise defined in this Memorandum shall have the meaning ascribed to them in the Lease. 2. Lease Term. The Primary Term of the leasehold estate of the Tenant in the Demised Premises is for a term that commences on the Commencement Date (defined in the Lease as the earlier of the date Tenant opens for business at the Demised Premises or January 1, 2022), and expires twenty-two and one-half (22 1/2) years following the Commencement Date, unless Exhibit C-1 sooner terminated in accordance with the provisions of the Lease or by operation of law. Tenant has options to extend the Primary Term for four (4) Renewal Terms of seven (7) years each. 3. Successors and Assigns. This Memorandum and the Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, subject however to the provisions of the Lease regarding assignment. [Remainder of this page intentionally left blank; signature pages follow.] Exhibit C-2

This Memorandum has been executed by Landlord and Tenant as of the date first above written. LANDLORD : GPC ADAMS LLC , a Michigan limited liability company By: Name: Its: Date: LANDLORD NOTARY STATE OF ) ) SS: COUNTY OF ) The undersigned, a Notary Public in and for the County and State aforesaid, does hereby certify that _______________________, known to me to be the _____________________ of GPC Adams LLC, a Michigan limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that in such capacity he/she signed and delivered the said instrument pursuant to authority duly given to him/her by said limited liability company. Given under my hand and seal this _____ day of ________________, 2019. Notary Public, Acting in the County of: My Commission Expires: ______________________________ Exhibit C-3

TENANT : CHEMICAL BANK , a Michigan banking corporation By: Name: Its: Date: TENANT NOTARY STATE OF ) ) SS: COUNTY OF ) The undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify that __________________________, known to me to be the _________________________ of Chemical Bank, a Michigan banking corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that in such capacity he/she signed and delivered the said instrument pursuant to authority duly given to him/her by said banking corporation. Given under my hand and seal this _____ day of _________________, 2019. Notary Public, Acting in the County of: My Commission Expires: ______________________________ THIS DOCUMENT PREPARED BY AND WHEN RECORDED RETURN TO: DYKEMA GOSSETT PLLC Kyle R. Hauberg, Esq. 39577 Woodward Avenue, Suite 300 Bloomfield Hills, Michigan 48304-5086 Exhibit C-4

EXHIBIT “A” LEGAL DESCRIPTION OF THE LAND Land situated in the City of Detroit, County of Wayne, State of Michigan, described as follows: Parcel 1 : Lots 24, 25 and 26 of Plat of Park Lots 84, 85 and 86, as subdivided May 7, 1835 by A.E. Hathon, Surveyor, as recorded in Liber 7 City Records, Page 27, Wayne County Records. Tax Parcel No.: 000389, Ward 02 Common Address: 25 W. Elizabeth Street, Detroit, MI 48201 Parcel 2 : Lots 3 and 4 of the Subdivision of Park Lots 84, 85 and 86, Detroit, as recorded in Liber 7 City Records, Page 27, Wayne County Records Tax Parcel No.: 001865, Ward 02 Common Address: 2047 Woodward Avenue, Detroit, MI 48201 Exhibit C-5

EXHIBIT D Existing Permitted Encumbrances Taxes and assessments due and payable from and after the Commencement Date, subject to proration in accordance with Section 6. City of Detroit Building and Safety Engineering Department Decision and Order as recorded in Liber 30164, Page 1661, Wayne County Records. Terms and provisions which are revealed by Board of Zoning Appeals Decision and Order as recorded in Liber 33553, Page 873, Wayne County Records. Terms and provisions as revealed by resolution which states captioned land is within an area designated as the Grand Circus Park Local Historic District as recorded in Liber 38581, Page 391, Wayne County Records. Exhibit D-1